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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 14, 2006

                                  Arkona, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                      0-24372                33-0611746
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(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)         File Number)          Identification No.)


10757 South River Front Parkway, Suite 400
             South Jordan, Utah                                     84095
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(Address of Principal Executive Offices)                        (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (801) 501-7100
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                                      N/A
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        (Former name, former address, and formal fiscal year, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 4.02  Non-Reliance on Previously  Issued Financial  Statements or a Related
           Audit Report or completed Interim Review

     On  February  14,  2006,  for the  reasons  identified  herein,  the  Audit
Committee (the "Committee") of the Board of Directors of Arkona, Inc. (the "Company") determined that the Company's financial statements for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 included in its Quarterly Reports on Form 10-QSB with respect to those quarters and included in its Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2005 and September 30, 2005 should no longer be relied upon because of errors in such financial statements. The errors relate primarily to the allocation of revenues and expenses and other items between quarters within the fiscal year ended March 31, 2005 ("Fiscal 2004"). The Committee does not expect the errors to affect the Company's financial statements included in its Annual Report on Form 10-KSB, as amended, for Fiscal 2004 or the 2005 portions of its financial statements for quarterly or annual periods for the fiscal year ending March 31, 2006 ("Fiscal 2005").

     At the end of each  reporting  period,  the  Company  is  required  to make judgments with respect to the allocation of revenue and other items between periods, particularly revenue earned under installation and training contracts. The installation and training contracts require customers to pay an upfront non-refundable deposit, which is recorded as deferred revenue until the applicable services are performed. Revenue is recognized throughout the performance of the contract on a percentage-of-completion basis. As of the end of each reporting period, the Company is required to evaluate the extent to which the work to be done under those contracts is complete and then recognize revenue accordingly. There are also other aspects of the Company's financial statements generally (including such items as cash, accounts payable and accounts receivable) with respect to which the Company is required to make judgments and allocations as of the end of each reporting period.

     As part of its enhancement of its internal controls and procedures related to financial statements, and in light of the change in Chief Financial Officer that occurred after Fiscal 2004, the financial staff of the Company is reviewing and attempting to reconcile certain revenue, cash and other entries in the general ledger of the Company for Fiscal 2004 with external sources (such as bank account statements) and the Company's financial statements. In this process, the Company's financial staff has been unable to reconcile certain revenue, cash balances, expenses and related items reported in its financial statements for each of the first three quarters of Fiscal 2004 with certain general ledger entries and external sources. The Company expects that, when its review is complete, it will be required to restate quarterly financial statements for the first three quarters of Fiscal 2004 and that, in the restated financial statements, quarterly revenue numbers may increase or decrease by as much as $200,000 (with a decrease in one quarter generally being offset by an increase in another quarter), that quarter-end cash balances will generally decrease and that other related accounts will be subject to corresponding adjustments.

     The primary source of the problem is incomplete documentation as to how inter-quarter allocation decisions were made in Fiscal 2004. The discrepancies do not appear to be systematic or suggestive of misconduct. Moreover, reported revenue, cash and related numbers reconcile for Fiscal 2004 as a whole. The primary issue is that, as a result of incomplete documentation, the Company's current financial staff is unable to replicate certain previously reported quarter-end allocations and balances. Faced with this inability to replicate such numbers based upon extant records, the Company has determined to re-review relevant data, subject the review procedures to audit by its external auditing firm, and, as necessary, restate financial statements for quarterly periods in Fiscal 2004 to reflect allocations and balances that current management can support with extant records.

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     The  Company  expects  to  reflect  any  restatements  by  means of (i) the restatement of Fiscal 2004 data in its pending Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 (and related notes), and (ii) the amendment of the 2004 data and related notes in its Quarterly Reports on Form 10-QSB for quarters ended June 30, 2005 and September 30, 2005.

                  The Committee discussed the matters disclosed in this Current Report with its independent accountant.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Arkona, Inc.



Dated:  February 17, 2006

By /s/ Leland H. Boardman
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Leland H. Boardman
Chief Financial Officer



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